Exhibit 10.4
AMENDMENT NO. 3 TO
EMPLOYMENT AGREEMENT
     This AMENDMENT No. 3 TO EMPLOYMENT AGREEMENT (this “Amendment”), effective as of October 1, 2008, is made this 22nd day of October 2008, by and among OXiGENE, INC., a Delaware corporation with its principal offices at 230 Third Avenue, Waltham, Massachusetts 02451 (“OXiGENE”) and JOEL-TOMAS CITRON (the “Executive”).
RECITALS:
     WHEREAS, the parties have entered into an Employment Agreement dated as of January 2, 2002, as modified by the resolutions of the Compensation Committee of the Board of Directors of OXiGENE on July 16, 2003, Amendment No. 1 effective January 2, 2006 and Amendment No. 2 effective June 14, 2007 (as so modified, the “Agreement”), relating to the employment of the Executive by OXiGENE;
     WHEREAS, the parties wish to amend the Agreement as set forth herein pursuant to Section 17 of the Agreement; and
     WHEREAS, capitalized terms used herein without definition have the meanings ascribed to them in the Agreement.
     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
          1. Sections 4 and 6 are hereby deleted in their entirety and replaced with the word “RESERVED.”
          2. Section 5 is hereby deleted in its entirety and replaced with the following:
          “5. Base Salary. The Executive shall receive an annual base salary in the amount of $100,000 (the “Base Salary”), payable monthly in twelve (12) equal installments of $8,333.33 per month.”
          3. Section 9 is hereby deleted in its entirety and replaced with the following:
          “9. Termination. Either OXiGENE or the Executive may terminate this Agreement at any time upon thirty (30) days’ prior written notice. In addition, OXiGENE may terminate Executive’s employment at any time for Cause.”
          4. References to the “Employment Term” throughout the Agreement are replaced with references to “the term of this Agreement.”

     5. Except as modified hereby, all of the terms and conditions of the Agreement remain in full force and effect and are hereby reaffirmed, ratified and approved. This Amendment, together with the Agreement and Amendments No. 1 and 2, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Amendment shall affect, or be used to interpret, change or restrict, the express terms and conditions of this Amendment. Hereafter references to the Agreement in any document or other agreement shall be deemed to constitute references to the Agreement as amended by this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Amendment may be made and evidenced by facsimile transmission.
[Signatures on Next Page]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Amendment to be duly executed by its duly authorized representative as of the date first written above.

OXiGENE, INC.
By:

/s/ James B. Murphy
Name:	James B. Murphy
Title:	Vice President and Chief Financial Officer

EXECUTIVE
/s/ Joel-Tomas Citron
Name:	Joel-Tomas Citron